Exhibit 3.3
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
KIOR, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
          Kior, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
     DOES HEREBY CERTIFY:
          1. That the name of this corporation is Kior, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on July 23, 2007 under the name Bio Catalytic Cracking Inc.
          2. That the Board of Directors duly adopted resolutions proposing to amend and restate the provisions of the Amended and Restated Certificate of Incorporation of this corporation in accordance with Sections 242 and 245 of the General Corporation Law, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
          RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
          FIRST: The name of this corporation is Kior, Inc., (the “Corporation”)
          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) [______] shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), (ii) [______] shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”) and (iii) [______] shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
     Effective immediately after the time that the Corporation consummates an initial public offering of its capital stock (the “Effective Time”) and after giving effect to the conversion of the then-existing preferred stock of the Corporation upon such Effective Time, each authorized share of Common Stock of the Corporation shall be redesignated as one share of Class B Common

Stock, without any change to the rights or privileges associated with such share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Class B Common Stock. Each person holding of record a stock certificate or certificates that represented, immediately prior to the Effective Time, shares of Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate evidencing and representing the same number of shares of Class B Common Stock. For the avoidance of doubt, the term “Common Stock” as used in this Amended and Restated Certificate of Incorporation (except in the preceding three sentences) shall refer collectively to the Class A Common Stock and the Class B Common Stock.
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A. CLASS A COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of Preferred Stock of any series.
     2. Voting Rights. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders; provided, however, that, except as otherwise required by law, holders of Class A Common Stock and holders of Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any Certificate of Designation of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting.
     3. Redemption. The Class A Common Stock is not redeemable by any holder thereof.
     4. Authorized Shares. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     5. Dividends. Subject to the rights of holders of any outstanding Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class B Common Stock, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. In no event shall the Corporation authorize or issue dividends or other distributions on shares of Class B Common Stock payable in shares of Class B Common Stock without authorizing and issuing a corresponding and proportionate dividend or other distribution on shares of Class A Common Stock payable in shares of Class A Common Stock.
B. CLASS B COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of Preferred Stock of any series.
     2. Voting Rights. Each holder of shares of Class B Common Stock shall be entitled to the number of votes equal to the whole number of shares of Class A Common Stock into which such shares of Class B Common Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter times ten (10). The holders of Class B Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and any other matter submitted to the vote of stockholders and shall vote with the holders of Class A Common Stock together as one class on all matters to which they are entitled to vote except as to those matters required by law to be submitted to a separate class vote.
     3. Conversion Rights. The holders of the Class B Common Stock shall have conversion rights as follows:
          3.1 Right to Convert. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Class A Common Stock.
          3.2 Automatic Conversion.
               3.2.1 As used in this Section 3.2, the following terms shall have the following meanings:
                    (a) “Class B Stockholder” shall mean (A) the registered holder of a share of Class B Common Stock at the Effective Time and (B) the initial registered holder of any shares of Class B Common Stock that were originally issued by the Corporation after the Effective Time.
                    (b) “Permitted Entity” shall mean, with respect to any individual Class B Stockholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 3.2.2 established by or for such individual Class B Stockholder, so long as such entity meets the requirements of the exception set forth in Section 3.2.2 applicable to such entity.
                    (c) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 3.2.1:
                         (i) the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;
                         (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (z) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or
                         (iii) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”
                    (d) “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.
               3.2.2 Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer:
                    (a) by a Class B Stockholder who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:
                         (i) a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (ii) a trust for the benefit of persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B

Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (iii) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (iv) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (v) a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (vi) a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or
                         (vii) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive

Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.
                     Notwithstanding the foregoing, if the shares of Class B Common Stock held by the Permitted Entity of a Class B Stockholder would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code) upon the death of such Class B Stockholder, and the Transfer of shares of Class B Common Stock by such Class B Stockholder to the Permitted Entity did not involve a bona fide sale for adequate and full consideration in money or money’s worth (as contemplated by Section 2036(a) of the Code), then such shares will not automatically convert to Class A Common Stock if the Class B Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code upon the death of such Class B Stockholder (such time is referred to as the “Voting Shift”). If the Class B Stockholder does not, within five (5) business days following the mailing of the Corporation’s proxy statement for the first annual or special meeting of stockholders following the Voting Shift, directly or indirectly through one or more Permitted Entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(a), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (b) by a Class B Stockholder that is a partnership, or a nominee for a partnership, which partnership beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a partner of such partnership pro rata in accordance with their ownership interests in the partnership and the terms of any applicable partnership or similar agreement binding the partnership at the Effective Time, and any further Transfer(s) by any such partner that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company at the Effective Time. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(b), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (c) by a Class B Stockholder that is a limited liability company, or a nominee for a limited liability company, which limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a member of such limited liability company pro rata in accordance with their ownership interests in the company and the terms of any applicable agreement binding the company and its members at the Effective Time, and any further Transfer(s) by any such member that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(c), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (d) by a Class B Stockholder that is a corporation, which corporation beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a stockholder of such corporation, pro rata in accordance with their ownership interests in the corporation. All shares of Class B Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(d), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
               3.2.3 Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder.
               3.2.4 Each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock upon the affirmative vote of the holders of at least a majority of the shares of Class B Common Stock then outstanding.
               3.2.5 Miscellaneous.
                    (a) Administration. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class Common Stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion of Class B Common Stock to Class A Common Stock shall be conclusive.
                    (b) No Reissuance. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 3.2 shall be retired and may not be reissued.
          3.3 Mechanics of Conversion.
               3.3.1 Voluntary Conversion. In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after receipt of certificates representing shares of Class B Common Stock, issue and deliver at such office to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled.
               3.3.2 Automatic Conversion. In the event of an automatic conversion of Class B Common Stock to Class A Common Stock, on the date of such automatic conversion, such shares of Class B Common Stock shall be deemed to have been converted into shares of Class A Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Class B Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Class B Common Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the surrender of the certificate or certificates for Class B Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class B Common Stock which are required to be surrendered for conversion in accordance with the provisions of this paragraph shall, be deemed to have been retired and cancelled and the shares of Class B Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.
          3.4 Reservation of Class A Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Class B Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.
          3.5 Equal Status. Except as expressly provided herein, Class B Common Stock and Class A Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
     4. Redemption. The Class B Common Stock is not redeemable by any holder thereof.
     5. Authorized Shares. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one ore more series of Preferred Stock that may be required by the terms of the Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     6. Dividends. Subject to the rights of holders of any outstanding Preferred Stock, the holders of the Class B Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class A Common Stock, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. In no event shall the Corporation authorize or issue dividends or other distributions on shares of Class A Common Stock payable in shares of Class A Common Stock without authorizing and issuing a corresponding and proportionate dividend or other distribution on shares of Class B Common Stock payable in shares of Class B Common Stock.
C. PREFERRED STOCK
     1. Designations of Preferred Shares. The Board of Directors is authorized, subject to any limitations prescribed by the General Corporation Law, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by adopting a resolution or resolutions providing for the issuance of the shares offered thereby and by filing a Certificate of Designation pursuant to the General Corporation Law, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, the number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, unless a vote of any such holders is required pursuant to the terms of any certificate or certificates establishing a series of Preferred Stock. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.
     2. Rights of Preferred Stock. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Section C, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.
          FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. The stockholders may not make, repeal, alter, amend or rescind the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of shares representing at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote at any annual election of directors, voting together as a single class. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of shares representing at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Fifth.
          SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Subject to any additional vote required by the Certificate of Incorporation, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
          EIGHTH: Subject to the rights of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and may not be called by any other person. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Notwithstanding any other provisions of the General Corporation Law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eighth
          NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
          Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
          TENTH: The following indemnification provisions shall apply to the persons enumerated below.
     1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
     2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.
     3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is a party or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
     5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
     6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
     7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
     8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
     9. Amendment or Repeal. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators to the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
     10. Savings Clause. If this Article Tenth or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any

Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article Tenth that shall not have been invalidated and to the fullest extent permitted by applicable law.
          ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any affiliates of Khosla Ventures II, L.P., Khosla Ventures III, L.P., Artis Capital Management, L.P. or Alberta Investment Management Corporation (such entities and their affiliates collectively, the “Initial Investors”) or any partner, member, director, stockholder, employee or agent of any Initial Investor, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
          3. That the foregoing amendment and restatement was approved by the requisite vote of the stockholders of this Corporation in accordance with Section 228 of the General Corporation Law.
          4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this __ day of _________________, 2011.

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